UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	91-1918324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9
6341Baar, Switzerland
(Address of Principal Executive Offices)(Zip Code)

2007 Revised Omnibus Plan
(Full title of the plan)

     Nevada Corporate Services, Inc.
8883 West Flamingo Road, Suite 102
Las Vegas, NV 89147
(Name and address of agent for service)

(702) 947-4100
(Telephone number, including area code, of agent for service)

Copies of all communications to:

     Clark Wilson LLP
Attention: Ethan Minsky
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 643-3151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company as defined in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if smaller reporting company)	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to	Amount to be	offering	aggregate	registration
be registered	registered(1),(2)	price per share(3),(4)	offering price(3),(4)	fee(4)
Common Stock	20,000,000	$0.62	$12,400,000	$884.12

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to 20,000,000 shares of our common stock issuable pursuant to our 2007 revised omnibus plan. Our 2007 revised omnibus plan provides for the grant of awards covering a maximum of 20,000,000 shares of our common stock. All of the shares issuable under our 2007 revised omnibus plan are being registered under this registration statement on Form S-8.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)

Based on the average of the last reported bid and ask price per share ($0.53 bid; $0.71 ask) for our common stock on June 8, 2010, as reported by Financial Industry Regulatory Authority’s OTC Bulletin Board.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 20,000,000 shares of our common stock that are issuable pursuant to our 2007 revised omnibus plan. Our 2007 revised omnibus plan is intended to promote the growth and general prosperity of our company by offering incentives to certain eligible persons who are primarily responsible for the growth of our company and to attract and retain qualified personnel and thereby benefit our stockholders based on the growth of our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 9,150,000 “control securities” (as such term is defined in Form S-8) issuable upon exercise of the stock options granted pursuant to our 2007 revised omnibus plan on a continuous or delayed basis in the future.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

9,150,000 Shares

Manas Petroleum Corporation

Common Stock

_________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 9,150,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2007 revised omnibus plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “MNAP.OB”. On June 8, 2010, the closing price of our common stock on the OTC Bulletin Board was $0.62 per share.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is June 8, 2010.

As used in this reoffer prospectus, the terms “we”, “us”, and “our” refer to Manas Petroleum Corporation, its wholly-owned subsidiaries DWM Petroleum A.G., a Swiss company, Manas Petroleum A.G., a Swiss company, Manas Energia Chile Limitada, a Chilean company, Manas Petroleum of Chile Corporation, a Canadian company, and Manans Management Services Ltd., a Bahamian company, and its partially owned subsidiaries CJSC Somon Oil Company, a Tajikistan company, and Gobi Energy Partners LLC, a Mongolian company, and its 25% ownership interest in CJSC South Petroleum Company, a Kyrgyz company and its 32.36% ownership interest in Petromanas Energy Inc., a British Columbia company, as the context may require.

Prospectus Summary

Our Business

We are in the business of exploring for oil and gas, primarily in Central Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. If we discover sufficient reserves of oil or gas, we intend to exploit them. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas. We do not have any known reserves on any of our properties.

We carry out operations both directly and through participation in ventures with other oil and gas companies to whom we have farmed out a project. We currently have or are involved in projects in the Kyrgyz Republic, Albania, Tajikistan, Mongolia and Chile.

We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy. Because of our lack of operating revenues, operating losses since inception and need to raise additional funds, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2009.

Our principal executive office address is Bahnhofstrasse 9, 6341 Baar, Switzerland. Our telephone number is +41 (44) 718 10 30.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 9,150,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2007 revised omnibus plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 122,883,866 shares of our common stock issued and outstanding as at June 8, 2010.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Company

We engage in a significant portion of our operations through ventures (farm-outs and other non-operating interests) that we do not control. We may not be able to materially affect the success of those ventures.

We participate in an oil and gas exploration project in the Kyrgyz Republic through our 25% interest in CJSC South Petroleum Company. Santos Limited, an Australian public company that is one of Australia’s largest onshore gas producers, holds 70% of CJSC South Petroleum Company through its wholly-owned subsidiary, Santos International Holdings PTY Limited, and Santos International operates the project pursuant to a farm-in agreement. As the operator, Santos International makes most of the decisions about exploration and development of this project. We cannot assure you that Santos International or its subsidiaries, affiliates, agents or management will make decisions concerning this project that are reasonable, profitable or in our best interest. In addition, if Santos International spends more than $42 million on this project, we may be responsible for 30% of any expenditure in excess of $42 million. As a result, we cannot control our potential costs.

We participate in an oil and gas exploration project in Albania through our ownership interest in Petromanas Energy Inc. Although management of our company is also management of Petromanas Energy Inc., we do not own a controlling interest in Petromanas Energy Inc. and we do not control its activities. We cannot provide any assurance that Petromanas Energy Inc. will make decisions about its business that are reasonable, profitable or in our best interest.

We participate in an oil and gas project in Chile through a joint venture with Improved Petroleum Recovery, GeoPark Holdings Ltd. and Pluspetrol S.A. pursuant to a farm-out agreement. We are not the operator of this project. We have signed an agreement dated January 29, 2010, pursuant to which we have agreed to assign our interest in our Chilean project in exchange for a return of all of the operational costs that we have invested in this project to date and relief from all currently outstanding and future obligations in respect of the project. The transfer of our participation in this Chilean project to the new owners has been approved by the Chilean ministry and is now subject to approval by the new parties. If the transfer of our participation in our Chilean project to the new owners is not completed, then we will continue to participate in this project unless and until we can sell our interest. Under the project agreements, we are to be carried for 8.6% of the first $14,360,000 to be spent during the first phase of this project, but we will be required to fund the remaining 11.4% of this amount and we will be required to fund 20% of all capital costs of this project in excess of $14,360,000. Because we are not the operator of this project, we cannot control our potential costs. We cannot assure you that the operator of this project will make decisions concerning this project that are reasonable, profitable or in our best interest. If the operator of this project incurs costs and demands payment of our share of those costs, we may not have the resources available to pay them. If this should happen, we could lose our interest in the project and our business could be harmed.

There is a substantial doubt about our ability to continue as a going concern. If we cannot continue to operate our business, you could lose your entire investment in our company.

We anticipate that we will continue to incur substantial operating losses unless and until we are able to sell or farm out additional resource properties or identify oil and/or natural gas reserves in a commercially exploitable quantity on one or more of our properties and begin production. We estimate our monthly operating expenses to be approximately $200,000 on basic operational activities. We do have sufficient cash on hand to fund our monthly budget for the next ten months. As we cannot assure a lender that we will be able to successfully explore and develop our oil and gas properties, we will probably find it difficult to raise debt financing from traditional sources. We have traditionally raised our operating capital from the sale of equity and debt securities but there can be no assurance that we will continue to be able to do so.

As described in note 2 to our consolidated financial statements included in our annual report on Form 10-K filed on March 18, 2010 and in note 2 to our consolidated financial statements included in our quarterly report on Form 10-Q filed on May 17, 2010, these circumstances raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not reflect any adjustments that might result if we are unable to continue our business.

We have had negative cash flows from operations, and our current resources are only sufficient to fund our operations for ten months from June 2010. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing.

We have not earned any revenue from operations since inception and we do not anticipate earning revenue from operations in the near future. We currently spend approximately $200,000 per month on basic operational activities. We believe that we have sufficient cash on hand to fund our operations for ten months from June 2010. However, there is a substantial likelihood that our actual cash requirements could exceed our estimates.

We have historically depended upon the sale of debt and equity securities to provide the cash needed to fund our operations, but we cannot assure you that we will be able to continue to do so. Our ability to continue in business depends upon our continued ability to obtain financing. In light of our operating history, we may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements.

If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our operations may have to be scaled or even ceased altogether and our business would be negatively affected.

Our disclosure controls and procedures and internal control over financial reporting were proven not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management evaluated our disclosure controls and procedures as of March 31, 2010 and concluded that as of that date, our disclosure controls and procedures were not effective. The ineffectiveness of our disclosure controls and procedures was due to a lack of knowledge regarding U.S. generally accepted accounting principles and the rules of the Securities and Exchange Commission by responsible people within our company. As a result, we failed to timely file certain disclosure that we were required to timely file on Form 8-K.

In addition, our management evaluated our internal control over financial reporting as of December 31, 2009 and concluded that that there was a material weakness in our internal control over financial reporting as of that date and that our internal control over financial reporting was not effective as of that date. A material weakness is a deficiency or a combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We are currently considering how best to correct this material weakness.

We have not yet remediated this material weakness and we believe that our disclosure controls and procedures and internal control over financial reporting continue to be ineffective. Until these issues are corrected, our ability to report quarterly and annual financial results or other information required to be disclosed on a timely and accurate basis may be adversely affected and our financial reporting may continue to be unreliable, which could result in additional misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We have interests in a limited number of properties, primarily in the Kyrgyz Republic, Albania, Tajikistan, Mongolia and Chile. We lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

We may be forced to liquidate one or more subsidiaries due to regulatory requirements which could have a material adverse effect on our business and operations.

Substantially all of our licenses and assets are owned by our subsidiaries. These subsidiaries are formed in various countries pursuant to local laws and regulation. In some cases, local regulation could result in the forced liquidation of one or more of these subsidiary companies. If any of our subsidiaries is liquidated before we can transfer its assets, the licenses and assets held by it could revert to the respective government. If this happens, our business could be harmed.

We are subject to various risks of foreign operations.

None of our projects are located in the United States. As such, our business is subject to governmental, political, economic, and other uncertainties including, by way of example and not in limitation, expropriation of property without fair compensation, changes in energy policies or the personnel administering them, nationalization, currency fluctuations and devaluations, exchange controls and royalty increases, changes in oil or natural gas pricing policy, renegotiation or nullification of existing concessions and contracts, changes in taxation policies, economic sanctions, restrictions on the repatriation of currency and the imposition of specific drilling obligations and the other risks arising out of foreign governmental sovereignty over the areas in which our operations (or those of our venture partners) are conducted, as well as risks of loss due to civil strife, acts of war, guerrilla activities, insurrections, the actions of national labour unions, terrorism and abduction.

Our operations (and those of our venture partners) may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In the event of a dispute arising in connection with our operations (and those of our venture partners) in foreign countries, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of the United States or enforcing judgments in such other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, our exploration, development and production activities (or those of our venture partners) could be substantially affected by factors beyond our control, any of which could have a material adverse effect on our business or our company.

We may in the future acquire additional oil and natural gas properties and operations outside of the United States and any country in which we currently do business, which expansion may present challenges and risks that we have not faced in the past, any of which could adversely affect our results of operations and/or financial condition.

Substantially all of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies against us or them under U.S. federal securities laws.

Our articles of incorporation exculpate our officers and directors from any liability to our company or our stockholders.

Our articles of incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our company.

A decline in the price of our common stock could affect our ability to raise further capital and our ability to continue our normal operations.

Our operations have been financed in large part through the sale of equity securities, and we believe that they will continue to be so financed for some time. A prolonged decline in the price of our common stock could make it difficult for us to raise capital through the sale of our equity securities. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop and continue our current operations.

The loss of certain key management employees could have a material adverse effect on our business.

The nature of our business, to perform technical exploration and development depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as Heinz Scholz, the Chairman of our board of directors, and Michael Velletta, Executive Director. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

There are potential conflicts of interest between our company and some of our directors and officers.

Some of our directors and officers are also directors and officers of other companies, including Petromanas Energy Inc., which recently purchased our project in Albania. Erik Herlyn is the Chief Executive Officer of our company and he is the Chief Executive Officer of Petromanas Energy. Ari Muljana is the Chief Financial Officer of our company and he is the Chief Financial Officer of Petromanas Energy. Conflicts of interest may arise as a result of Mr. Herlyn and Mr. Muljana being executive officers of both our company and Petromanas Energy. In addition, one of our officers and one of our directors have informed our company that they propose to pursue non-petroleum resource opportunities in Mongolia. As of the date of this reoffer prospectus and to the knowledge of our directors and officers, there are no existing conflicts of interest between our company and any of these individuals but situations may arise where the directors and/or officers of our company may be in competition with our company. Any conflicts of interest will be subject to and governed by the law applicable to directors’ and officers’ conflicts of interest. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.

Risks Associated with Our Business

We have not discovered any oil and gas reserves, and we cannot assure you that that we ever will.

We are in the business of exploring for oil and natural gas and the development and exploitation of any oil and gas that we might find in commercially exploitable quantities. Oil and gas exploration involves a high degree of risk that the exploration will not yield positive results. These risks are more acute in the early stages of exploration. We have not discovered any reserves, and we cannot guarantee you we ever will. Even if we succeed in discovering oil or gas reserves, these reserves may not be in commercially viable quantities or locations. Until we discover such reserves, we will not be able to generate any revenues from their exploitation and development. If we are unable to generate revenues from the development and exploitation of oil and gas reserves, we will be forced to change our business or cease operations.

The nature of oil and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

It is difficult to project the costs of implementing an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If we underestimate the costs of such programs, we may be required to seek additional funding, shift resources from other operations or abandon such programs.

Even if we discover and then develop oil and gas reserves, we may have difficulty distributing our production.

If we are able to produce oil and gas, we will have to make arrangements for storage and distribution of that oil and gas. We would have to rely on local infrastructure and the availability of transportation for storage and shipment of oil and gas products, but any readily available infrastructure and storage and transportation facilities may be insufficient or not available at commercially acceptable terms. This could be particularly problematic to the extent that operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and gas. These factors may affect the ability to explore and develop properties and to store and transport oil and gas and may increase our expenses to a degree that has a material adverse effect on operations.

The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases, equipment and personnel.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, qualified personnel and access to capital. Many of these individuals and companies with whom we compete have substantially greater technical, financial and operational resources and staff than we have. If we cannot compete for personnel, equipment and oil and gas properties, our business could be harmed.

Exploration for economic reserves of oil and natural gas is subject to a number of industry specific risks.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we do not discover oil or natural gas in any commercial quantity, our business will fail. In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we ever begin exploitation of reserves.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could, if we ever discover and exploit any reserves of oil or natural gas, have a material adverse effect on revenues as well as the value of our licenses or other assets.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations require that we obtain and maintain licenses and permits from various governmental authorities. Our ability to obtain, maintain or renew such licenses and permits on acceptable terms is subject to extensive regulation and to changes, from time-to-time, in those regulations. Also, the decision to grant or renew a license or permit is frequently subject to the discretion of the applicable government. If we cannot obtain, maintain, extend or renew these licenses or permits our business could be harmed.

Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business.

We are subject to substantial regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our business. In addition, we cannot assure you that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally or to us specifically will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of projects.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights or licenses, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment, which could require substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities depend on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas or in under-developed markets, needed facilities may not be proximate to our operations or readily available, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Emerging markets are subject to greater risks than more developed markets, including significant legal, economic and political risks.

In recent years the Kyrgyz Republic, Albania, Chile, Mongolia and Tajikistan have undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic, Albania, Chile, Mongolia and Tajikistan do not possess as sophisticated and efficient business, regulatory, power and transportation infrastructures as generally exist in more developed market economies. Investors in emerging markets should be aware that these markets are subject to greater risks than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. We cannot predict what economic, political, legal or other changes may occur in these or other emerging markets, but such changes could adversely affect our ability to carry out exploration and development projects.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our business may cause us to curtail our production or increase the costs of any production, development or exploration activities.

Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business.

If we develop and exploit oil and gas reserves, those operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. An accident or error arising from these hazards might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. We cannot assure you that we will obtain insurance on reasonable terms or that any insurance we may obtain will be sufficient to cover any such accident or error. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in current exchange rates could have a material adverse impact on our operations.

All of our current operations are located in foreign countries. Domestic oil and natural gas product sales are denominated in the currency of the nation where the product is produced, as are operating and capital costs incurred. Fluctuations in the value of the U.S. dollar or the local currency may cause a negative impact on revenue and costs. These types of fluctuations could have a material adverse impact on our operations.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance and may have a material adverse effect on our ability to raise additional capital. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ. Accordingly, our stockholders may have difficulty reselling any of the shares of our common stock that they have purchased and may lose all of their investments.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

  actual or anticipated variations in our operating results;

  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments, such as oil or gas discoveries;

  adoption of new accounting standards affecting our industry;

  additions or departures of key personnel;

  sales of our common stock or other securities in the open market;

  conditions or trends in our industry; and

  other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, and the market prices of stock in exploration stage companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

There are a large number of unexercised share purchase warrants and stock options outstanding. If these are exercised, your interest in our company will be diluted.

On June 8, 2010, there were 122,883,866 shares of our common stock issued and outstanding. If all of the share purchase warrants and options that are currently issued and outstanding were to be exercised, we would be required to issue up to an additional 15,150,000, shares of our common stock, or approximately 12.3% of our issued and outstanding shares on June 8, 2010. This would substantially decrease the proportionate ownership and voting power of all other stockholders. This dilution could cause the price of our shares to decline and it could result in the creation of new control persons. In addition, our stockholders could suffer dilution in the net book value per share.

If we obtain additional financing through the sale of additional equity in our company, the issuance of additional shares of common stock will result in dilution to our existing stockholders.

We are authorized to issue 300,000,000 shares of common stock and, as of June 8, 2010, 122,883,866 shares of our common stock were issued and outstanding. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital without the consent of any of our stockholders. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our company.

Our directors and the financial advisor to our board of directors own approximately 32.8% of our outstanding common stock.

In the aggregate, our directors and the financial advisor to our board of directors own approximately 32.8% of our outstanding common stock and they have the right to exercise options and warrants that would permit them to acquire, in the aggregate, up to an additional 3.6% of our common stock within the next 60 days. As a result, our directors and the financial advisor as a group may have a significant effect in delaying, deferring or preventing any potential change in control of our company, be able to strongly influence the actions of our board of directors even if they were to cease being our directors and control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of other stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, or “FINRA”, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This reoffer prospectus contains forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance. In some cases, you can identify forward looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this reoffer prospectus. Examples of forward-looking statements made in this reoffer prospectus include statements pertaining to, among other things:

  the quantity of potential natural gas and crude oil resources;

  potential natural gas and crude oil production levels;

  capital expenditure programs;

  projections of market prices and costs;

  supply and demand for natural gas and crude oil;

  our need for, and our ability to raise, capital; and

  treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  our ability to establish or find resources or reserves;

  our need for, and our ability to raise, capital;

  volatility in market prices for natural gas and crude oil;

  liabilities inherent in natural gas and crude oil operations;

  uncertainties associated with estimating natural gas and crude oil resources or reserves;

  competition for, among other things, capital, resources, undeveloped lands and skilled personnel;

  political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;

  incorrect assessments of the value of acquisitions;

  geological, technical, drilling and processing problems;

  other factors discussed under the section entitled “Risk Factors” beginning on page 6 of this reoffer prospectus.

These risks, as well as risks that we cannot currently anticipate, could cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward looking statements to conform these statements to actual results.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 9,150,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2007 revised omnibus plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds to fund for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issuable upon exercise of the stock options granted pursuant to our 2007 revised omnibus plan.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 8, 2010 and the number of shares of our common stock being offered pursuant to this reoffer prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 9,150,000 shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of our common stock being offered in the offering.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Peter-Mark Vogel(4)	15,856,317(5)	1,000,000(6)	15,704,466	12.9%
Heinz Scholz(7)	23,584,116 (8)	1,750,000(9)	21,567,450	18.9%
Michael Velletta(10)	3,850,000(11)	1,100,000(12)	2,750,000	3.1%
Yaroslav Bandurak(13)	3,100,000(14)	1,500,000(15)	1,600,000	2.5%
Erik Herlyn(16)	1,520,550(17)	2,400,000(18)	250,000	1.2%
Ari Muljana(19)	170,854 (20)	400,000(21)	Nil	*
Richard Schenz(22)	332,309(23)	1,000,000(24)	Nil	*
Totals	48,414,146	9,150,000	41,871,916	32.4%

Notes
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 122,883,866 shares of our common stock issued and outstanding as of June 8, 2010. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)

Peter-Mark Vogel was our Chief Financial Officer from April 1, 2007 to February 8, 2008 and a director of our company from April 1, 2007 to February 1, 2009. Mr. Vogel is currently a director of one of our subsidiaries.

(5)	Consists of 15,704,466 shares of our common stock, 151,851 options exercisable within 60 days and does not include 266,666 shares held in trust for Mr. Vogel by Mr. Heinz Scholz.

(6)

Consists of 1,000,000 shares issuable at an exercise price of $0.70 per share until February 22, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated February 24, 2010. We granted these stock options pursuant to our 2007 revised omnibus plan.

(7)

Heinz Scholz has been our Executive Director since August 25, 2008 and Chairman of our board of directors since April 10, 2007. Since May 2004, he has acted as the Chairman of the board of directors for DWM Petroleum A.G., and from May 2004 to February 2008, he acted as CEO for DWM Petroleum A.G.

(8)

Consists of 21,567,450 shares of our common stock, 1,750,000 options exercisable within 60 days and 266,666 shares of our common stock held in trust for Peter-Mark Vogel pursuant to an agreement which we are not a party.

(9)

Consists of 1,750,000 shares issuable at an exercise price of $0.70 per share until May 2, 2017 upon exercise of the stock options granted pursuant to the stock option agreement dated May 2, 2007. We granted these stock options pursuant to our 2007 revised omnibus plan.

(10)	Michael Velletta has been our Executive Director since August 25, 2008 and one of our directors since April 10, 2007. He served as our general counsel from April 10, 2007 to August 25, 2008.

(11)	Consists of 2,750,000 shares of our common stock and 1,100,000 stock options exercisable within 60 days.

(12)

Consists of 1,100,000 shares issuable at an exercise price of $0.70 per share until May 2, 2017 upon exercise of the stock options granted pursuant to the stock option agreement dated May 2, 2007. We granted these stock options pursuant to our 2007 revised omnibus plan.

(13)	Yaroslav Bandurak has been our Chief Technology Officer since April 10, 2007

(14)	Consists of 1,600,000 shares of our common stock and 1,500,000 stock options exercisable within 60 days.

(15)

Consists of 1,500,000 shares issuable at an exercise price of $0.70 per share until May 2, 2017 upon exercise of the stock options granted pursuant to the stock option agreement dated May 2, 2007. We granted these stock options pursuant to our 2007 revised omnibus plan.

(16)

Erik Herlyn has been our President and Secretary since July 9, 2009, one of our directors since July 8, 2009 and our Chief Executive Officer since February 1, 2009. Mr. Heryln was our interim Chief Financial Officer from February 28, 2009 to July 9, 2009 and our Chief Operating Officer from June 25, 2007 to February 1, 2009.

(17)	Consists of 250,000 shares of our common stock and 1,270,550 stock options exercisable within 60 days.

(18)

Consists of (i) 400,000 shares issuable at an exercise price of $0.70 per share until June 25, 2017 upon exercise of stock options granted pursuant to the stock option agreement dated June 25, 2007 and (ii) 2,000,000 shares issuable at $0.26 per share until April 28, 2012 upon exercise of stock options granted pursuant to the stock option agreement dated April 28, 2009. We granted these stock options pursuant to our 2007 revised omnibus plan.

(19)	Ari Muljana has been our Chief Financial Officer and Treasurer since July 9, 2009. Mr. Muljana was our Senior Finance Manager from April 1, 2009 to July 9, 2009.

(20)	Consists of 170,854 stock options exercisable within 60 days.

(21)

Consists of 400,000 shares issuable at an exercise price of $0.26 per share until April 28, 2012 upon exercise of stock option granted pursuant to the stock option agreement dated April 28, 2009. We granted these stock options pursuant to our 2007 revised omnibus plan.

(22)	Richard Schenz was appointed as one of our directors on November 21, 2008.

(23)	Consists of 332,309 stock options exercisable within 60 days.

(24)

Consists of (i) 500,000 shares issuable at an exercise price of $0.68 per share until November 21, 2018 upon exercise of stock options granted pursuant to the stock option agreement dated August 10, 2009 and (ii) 500,000 shares issuable at an exercise price of $0.79 per share until November 21, 2018 upon exercise of stock options granted pursuant to the stock option agreement dated August 10, 2009. We granted these stock options pursuant to our 2007 revised omnibus plan.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his shares of our common stock or stock options to any pledgee, donee or other transferee, we will amend this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Experts and Counsel

The consolidated financial statements of Manas Petroleum Corporation as of December 31, 2008, and for the year ended December 31, 2008 and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented therein) incorporated in this reoffer prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 18, 2010 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that Manas Petroleum Corporation will continue as a going concern), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2009 and for the year ended December 31, 2009 and the period from May 25, 2004 (date inception) to December 31, 2009 incorporated in this reoffer prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 18, 2010 have been so incorporated in reliance on the report of BDO Visura International, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since December 31, 2009 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	Our annual report on Form 10-K filed on March 18, 2010;

2.	Our quarterly report on Form 10-Q filed on May 17, 2010;

3.	Our current reports on Form 8-K filed on February 25, 2010, March 10, 2010, April 14, 2010, April 19, 2010, May 5, 2010 and May 28, 2010; and

4.

The description of our common stock contained in our registration statement on Form 8-A filed on October 10, 2005, as amended by our current report on Form 8-K filed on April 17, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing or calling Manas Petroleum Corporation at Bahnhofstrasse 9, 6341Baar, Switzerland; telephone: +41 (44) 718 10 30.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

9,150,000 Shares

Manas Petroleum Corporation

Common Stock

_________________________________

Prospectus

_________________________________

June 8, 2010

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our annual report on Form 10-K filed on March 18, 2010;

2.	Our quarterly report on Form 10-Q filed on May 17, 2010;

3.	Our current reports on Form 8-K filed on February 25, 2010, March 10, 2010, April 14, 2010, April 19, 2010, May 5, 2010 and May 28, 2010; and

4.

The description of our common stock contained in our registration statement on Form 8-A filed on October 10, 2005, as amended by our current report on Form 8-K filed on April 17, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that we, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on July 14, 2003)

4.2

Certificate of Amendment to Articles of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

4.3	Amended and Restated Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 15, 2009)

4.4	Form of Debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

4.5	Form of Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 25, 2008)

4.6*	2007 Revised Omnibus Plan

4.7*	Form of Stock Option Agreement

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of Deloitte AG

23.2*	Consent of BDO Visura International AG

23.3*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baar, Switzerland on June 8, 2010.

Manas Petroleum Corporation

By:

/s/ Erik Herlyn
Erik Herlyn
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Erik Herlyn
Erik Herlyn
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: June 8, 2010

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
Date: June 8, 2010

/s/ Heinz Scholz
Heinz Scholz
Chairman and Executive Director
Date: June 8, 2010

/s/ Michael Velletta
Michael Velletta
Executive Director
Date: June 8, 2010

/s/ Richard Schenz
Richard Schenz
Director
Date: June 8, 2010